Exhibit 5.1

July 17, 2019

British American Tobacco p.l.c.

B.A.T Capital Corporation

B.A.T. International Finance p.l.c.

Form F-3 Registration Statement

Ladies and Gentlemen:

We have acted as U.S. counsel to B.A.T Capital Corporation, a Delaware corporation (“BATCAP”), B.A.T. International Finance p.l.c., a public limited company organized under the laws of England and Wales (“BATIF”, and together with BATCAP, the “Issuers”), and each of the guarantors listed on Annex A to this opinion (the “Guarantors”), in connection with the filing by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of an undetermined principal amount of debt securities of the Issuers in one or more series (the “Debt Securities”) and the guarantees of the Debt Securities by the Guarantors (the “Guarantees”).

The Debt Securities are to be issued pursuant to either (i) an indenture among BATCAP as issuer, the Guarantors and Citibank, N.A. as trustee, authentication agent, initial paying agent, registrar, transfer agent and calculation agent (“Citibank”) (the “BATCAP Indenture”); or (ii) an indenture among BATIF as issuer, the Guarantors and Citibank (the “BATIF Indenture” and, together with the BATCAP Indenture, the “Indentures”). The Debt Securities are to be guaranteed on a joint and several and senior unsecured basis by the Guarantors on the terms of and subject to the conditions set forth in the relevant indenture.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Certificate of Incorporation of BATCAP, as adopted on September 8, 2008; (b) the Amended and Restated By-laws of BATCAP, as adopted on July 27, 2007; (c) resolutions adopted by Board of Directors of BATCAP on June 20, 2019; (d) the Registration Statement; (e) the form of BATCAP Indenture; and (f) the form of BATIF Indenture. We have relied, with respect to certain factual matters, on representations and warranties of directors and officers of the Issuers.

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the due incorporation and valid existence of BATIF and the Guarantors (other than BATCAP), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have also assumed, with your consent, that the choice of New York law contained in each Indenture is legal and valid under the laws of England and Wales, the Netherlands and North Carolina and that insofar as any obligation under each Indenture is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York or the State of Delaware, its performance will not be illegal or ineffective in any such jurisdiction by virtue of the law of that jurisdiction. We have also assumed, with your consent, that the Indentures (including the Guarantees therein) have been duly authorized, executed and delivered by the Trustee and the Guarantors and that the forms of the Debt Securities will conform to that included in each Indenture.

We do not purport to express an opinion on or address all matters of U.S. law that may be of relevance with respect to the filing of the Registration Statement. This letter is strictly limited to the matters presented in it and does not extend, by implication or otherwise, to any matters not referenced herein.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Debt Securities and Guarantees are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and Guarantees offered thereby and will comply with all applicable laws; (iv) all Debt Securities and Guarantees will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Debt Security or Guarantee to be established subsequent to the date hereof, nor the issuance and delivery of such Debt Security or Guarantee, nor the compliance by the relevant Issuer and Guarantors with the terms of such Debt Security or Guarantee will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the relevant Issuer and Guarantors or any restriction imposed by any court or governmental body having jurisdiction over the relevant Issuer and Guarantors; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities or Guarantees offered or issued will have been duly authorized and validly executed and delivered by the relevant Issuer and Guarantors and the other parties thereto, we are of opinion that:

1. When the Debt Securities have been duly authorized by the relevant Issuer and executed, authenticated, issued and delivered in accordance with the provisions of the relevant Indenture, including any supplemental indenture related thereto, the applicable definitive purchase, underwriting or similar agreement approved by the relevant Issuer and the Guarantors upon payment of the consideration therefor provided for therein, Citibank has been qualified to act as Trustee under the relevant Indenture and the relevant Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, such Debt Securities will be validly issued and constitute valid and binding obligations of such Issuer, enforceable against such Issuer in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2. When the Guarantees have been duly authorized and issued by the Guarantors and the Debt Securities underlying such Guarantees have been executed, authenticated, issued and delivered in accordance with the provisions of the relevant Indenture, including any supplemental indentures related thereto, the applicable definitive purchase, underwriting or similar agreement approved by the relevant Issuer and the Guarantors upon payment of the consideration therefor provided for therein, Citibank has been qualified to act as Trustee under the relevant Indenture and the relevant Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, each Guarantee will constitute the valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware. In particular, we do not purport to pass on any matter governed by the laws of England and Wales, the Netherlands or the State of North Carolina.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

British American Tobacco p.l.c.
Globe House
4 Temple Place
London WC2R 2PG
United Kingdom

B.A.T Capital Corporation
103 Foulk Road, Suite 120
Wilmington, Delaware 19803
United States

B.A.T. International Finance p.l.c.
Globe House
4 Temple Place
London WC2R 2PG
United Kingdom

ANNEX A

Guarantors

British American Tobacco p.l.c.

B.A.T. Netherlands Finance B.V.

Reynolds American Inc.

B.A.T Capital Corporation (with regard to Debt Securities issued by B.A.T. International Finance p.l.c.)

B.A.T. International Finance p.l.c. (with regard to Debt Securities issued by B.A.T Capital Corporation)